EXHIBIT 10.4


      THIS LEASE AGREEMENT, made this 2nd day of December, 1997, by Steven R. Koman (herein Lessor) and Bank of Clarke County (herein Lessee):
      WITNESSETH: That for valuable consideration, Lessee does hereby lease from Lessor and Lessor does hereby lease to Lessee the property located at 40 West Piccadilly Street in Winchester, Virginia, containing 3,317 Square Feet, more or less, as more particularly described by the attached drawings, together with the exclusive right of entrance to the property from the Piccadilly Street entrance and the eight (8) parking spaces closest to Piccadilly Street.
        The parties hereto agree to the following terms:
      1. Term of Lease. The term of the lease shall be five (5) years, commencing January 1, 1998 and terminating at midnight, December 31, 2002.
      2. Rental. Lessee shall pay to Lessor the sum of Two Thousand Six Hundred Dollars ($2,600.00) per month, payable in advance on or before the 1st day of each month, with the first payment being due on or before January 1, 1998, towards which a deposit of One Hundred Dollars ($100.00) has this day been paid.
      3. RENEWAL OPTION. Provided Lessee is not then in default hereunder, the Lessee shall have the right to exercise an option for a second five (5) year term on the same terms and conditions as contained herein, except that the monthly rent shall be increased to Two Thousand Eight Hundred Dollars ($2,800.00), if Lessee notifies Lessor in writing at least ninety (90) days prior to the termination of the original five (5) year term that Lessee intends to exercise its renewal option.
      4. ADDITIONS AND ALTERATIONS. Lessee shall have the right to make additions and alterations to the premises for the purpose of making the premises useable for banking purposes, including the installation of security devises, equipment, a vault, an ATM machine and a drive-in facility (the location and design for the latter two (2) items has not been agreed upon and has not been approved by the City, but the parties agree to work together in good faith in an attempt to find a location for each and to secure the City approval. Inability to secure a location for either or to secure City approval will not invalidate the lease.) At the termination of the lease, Lessee shall remove all additions and alterations, together with all trade fixtures and personal property owned or installed by the Lessee. In addition, the Lessee shall return the premises at the end of the lease in as good an order and repair as when received, reasonable wear and tear excepted. All additions and alterations will be completed in a workmanlike manner.
      5. POSSESSION. Lessee shall be entitled to the immediate possession of the premises.
      6. TAXES AND UTILITIES. Lessor shall pay all real estate taxes assessed against the premises and all water and sewer supplied to the premises, unless the Lessee's premises are separately metered. All other utility expenses, including electricity, heat and telephone, shall be paid by the Lessee.
      7. DAMAGE TO PREMISES. Lessee shall save harmless Lessor from all claims for damage to property or to persons, arising from Lessee's use and occupancy of the leased premises, or asserted by any employees, customers or invitees of the Lessee, except to the extent such claims arise from the negligence of Lessor, its employees, agents, invitees or licensees or as otherwise covered by insurance.
      8. Maintenance of the Leased Premises. Lessor covenants and agrees to keep the structural portion of the leased premises, including but not limited to the roof and walls, in good condition and repair and shall maintain the parking lot, including the removal of snow. Lessee shall maintain the interior of the leased premises, including any breakage of glass in exterior windows and doors and shall maintain (including the removal of snow and debris) from the steps leading to the leased premises from Piccadilly Street and the sidewalk along Piccadilly Street.
      9. Use and Enjoyment. Lessor covenants that it has the right to enter into this lease and that it will fully perform all obligations hereunder; the Lessor has title to the leased premises hereby demised and that Lessee shall have peaceful possession and quiet enjoyment of the leased premises so long as the Lessee pays the rent and other charges as herein provided and observes and performs all of its covenants and obligations hereunder.
      10. Destruction and Damage. In the event the leased premises are destroyed by fire or other cause, or so damaged as to render the leased premises untenantable, the Lessor shall:
          A. Restore the leased premises by rebuilding or making repairs within one hundred twenty (120) days from the date of such damage or destruction (provided such rebuilding or repair can be completed in one hundred twenty (120) days) in which event this lease shall continue in full force and effect, with an abatement of rent and all other charges to the Lessee for the period during which the leased premises are untenantable; or
          B. If the repairs and rebuilding cannot be completed within said one hundred twenty (120) days, then this lease shall terminate as of the date of said destruction or damage.
              The Lessor shall give Lessee written notice of its election under this paragraph within fifteen (15) days after the said destruction or damage on or to the leased premises.
      11. Default. If Lessee defaults in any of its obligations under this agreement, including the payment of rent, payments for personal property and all other amounts due under this lease, and such failure shall continue for a period of ten (10) days after written notice thereof is given by Lessor to Lessee, then the Lessor shall have the immediate right to terminate this lease. If the lease is terminated, the rent for the entire term shall become due and payable, subject to set-off and mitigation on the part of the Lessor, and the Lessee shall deliver possession immediately of all the leased property to the Lessor.
           If, on four (4) separate occasions, Lessor gives Lessee written notice under this paragraph after Lessee is in default of its payment under this lease, then Lessee shall not be entitled to said ten (10) day written notice and any default in the payment of rent or other payments due hereunder shall immediately grant Lessor the right to terminate this lease as set forth above.
      12. Sub-Lease. The Lessee shall not have the right to sub-lease the leased property nor to assign this lease without first obtaining the written consent of the Lessor, who shall not unreasonably withhold its consent.
      13. Notices. Any notices or demands required or permitted by law or any provisions of this lease shall be in writing, and if the same is to be served upon Lessor or Lessee may be personally delivered to Lessor or my be deposited in the United States mail, registered or certified with return receipt requested, postage prepaid and addressed to Lessor at P. O. Box 411, Winchester, Virginia 22604, or to Lessee at P. O. Box 391, Berryville, Virginia 22611. Either party shall have the right to specify from time to time changes to its address for purposes of this lease upon giving the other party ten (10) days advance written notice of such change.
      14. INSPECTIONS. The Lessor may inspect the premises at reasonable times during business hours and during the last three (3) months of the term, or the renewal thereof, the Lessor may show the premises to others and may post thereon a notice for re-renting the premises. Lessor may enter the premises before or after usual business hours if there is an emergency involving the health, welfare or safety of the building, its occupants or its neighbors.
      15. Rental Restriction. Lessor will not permit any other portion of the building in which the leased premises is located to be used for banking or any other financial services nor to be used for a stock brokerage.
      16. First Right of Refusal. Neither the Lessor nor any successor in title to the Lessor shall sell the above described real estate without first offering the property in writing to the Lessee upon certain terms and prices set forth in the written notice. The Lessee shall have an option to purchase the property for said price for a period of thirty (30) days after receiving notice. If the Lessee does not exercise its option, Lessor shall have the right to sell said property at said price and upon said terms for a period of ninety (90) days thereafter. If the property is not so sold, the property will continue to be subject to this restriction.
      17. Miscellaneous. This lease agreement merges all understandings and agreements between the parties hereto with respect to the leased premises, constitutes the entire agreement between the parties with respect to the leased premises, and shall inure to the benefit and be binding upon the Lessor and the Lessee and their respective successors and permitted assigns. Both parties are aware that the property was constructed prior to 1970 and may or may not have been painted with paint that contained lead.
         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.
                                                     LESSOR:


                                             /s/ Steven R. Koman
                                             ----------------------------
                                             Steven R. Koman

                                             LESSEE:

                                             BANK OF CLARKE COUNTY


                                             By:  /s/ John R. Milleson
                                                  -------------------------
                                                  John R. Milleson
                                                  Executive Vice President and
                                                  Chief Administrative Officer


                                       40